SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 24, 2008

Oshkosh Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)
(920) 235-9151
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

        On June 24, 2008, the Audit Committee of the Board of Directors of Oshkosh Corporation (the “Company”) concluded, based on a recommendation of management, that a material charge for impairment to the goodwill associated with its subsidiaries Geesink Group B.V., Norba A.B. and Geesink Norba Limited and their wholly-owned subsidiaries (together “Geesink”), the Company’s European refuse collection vehicle business, is required under generally accepted accounting principles applicable to the Company. Geesink is a leading European manufacturer of refuse collection vehicle bodies, mobile and stationary compactors and transfer stations. In the third quarter of the Company’s fiscal 2008, which will end June 30, 2008, it became evident that synergies related to Geesink’s facility rationalization program would be lower than expected and costs to execute the rationalization will be higher than anticipated. The resulting slower than expected and more difficult return to profitability of Geesink’s business, further escalation of raw materials costs and a reduction in fabrication volume for the Company’s JLG Industries, Inc. subsidiary at Geesink’s Romania facility due to a slowdown in the European access equipment market led to the conclusion that the charge for impairment is required. The Company currently estimates that the amount of the charge will be approximately $175 million, or $2.32 per share, none of which will result in future cash expenditures. There will be no tax benefit associated with the charge, which will impact the Company’s results of operations for the third quarter, and the Company expects to finalize the amount of the charge during the close process for the third quarter.

Item 7.01.	Regulation FD Disclosure.

        On June 26, 2008, the Company issued a press release (the “Press Release”) announcing its updated outlook for the third quarter and the remainder of the Company’s fiscal 2008. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein. The Press Release also announced that the Company will discuss its revised third fiscal quarter earnings estimates, the impairment charge at Geesink and the Company’s outlook during a conference call to be held on June 26, 2008, at 9:00 a.m. EDT. A copy of the script (the “Script”) for such conference call is furnished as Exhibit 99.2 and is incorporated by reference herein. To access the conference call, please dial (877) 709-8150 for domestic participants and (201) 689-8354 for international participants starting at 8:45 a.m. EDT. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to the Company’s website www.oshkoshcorporation.com starting at 8:45 a.m. EDT and follow the instructions for the broadcast. An audio replay of the call and related question and answer session will be available for twelve months at this website.

        The information, including, without limitation, all forward-looking statements, contained in the Press Release and the Script or provided in the conference call and related question and answer session speaks only as of June 26, 2008. The Company has adopted a policy that if the Company makes a determination that it expects the Company’s earnings per share for future periods for which projections are contained in the Press Release and the Script or provided in the conference call and related question and answer session to be lower than those projections, then the Company will publicly disseminate that fact. The Company’s policy also provides that if the Company makes a determination that it expects the Company’s earnings per share for future periods to be at or above the projections contained in the Press Release and the Script or provided in the conference call and related question and answer session, then the Company does not intend to publicly disseminate that fact. Except as set forth above, the Company assumes no obligation, and disclaims any obligation, to update information contained in the Press Release and the Script or provided in the conference call and related question and answer session. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

        The Press Release and the Script contain, and representatives of the Company may make, during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the Press Release and the Script or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, those set forth in the Press Release. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being furnished herewith:

(99.1)	Oshkosh Corporation Press Release dated June 26, 2008.

(99.2)	Script for conference call to be held June 26, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION
Date: June 26, 2008	By: /s/ David M. Sagehorn
David M. Sagehorn
Executive Vice President and
Chief Financial Officer

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated June 24, 2008

Exhibit
Number

(99.1)	Oshkosh Corporation Press Release dated June 26, 2008.

(99.2)	Script for conference call to be held June 26, 2008.